Exhibit 99.1


aQuantive Reports Strong Q2 Results; Company Raises Full Year Guidance


    SEATTLE--Aug. 9, 2005--

          Conference Call and Webcast at 8am PT/11am ET Today

    aQuantive, Inc. (Nasdaq:AQNT), a digital marketing services and technology company, today reported financial results for the second quarter ended June 30, 2005.
    Second quarter highlights, which include contributions from all acquisitions made during 2004, were:

    -- Revenue of $77.2 million, an increase of 177 percent over the second quarter of 2004

    --  Net income of $7.8 million, or $0.11 per diluted share

    -- EBITDA(1) of $17.7 million, or $0.23 per diluted share, an increase of 99 percent over the second quarter of 2004

    "During the second quarter, our three operating segments delivered outstanding performance in every area of the business further enhancing aQuantive's leadership position within the online advertising industry," said Brian McAndrews, president and CEO of aQuantive. "The successful integration and cross-selling efforts of all of our 2004 acquisitions, the ongoing commitment from clients and customers to the digital advertising space and the overall strong execution by management and employees have driven our business to new heights. I feel very positive about our prospects and the overall health of the business."

    2005 Second Quarter Results

    For the quarter ended June 30, 2005, aQuantive reported revenue of $77.2 million, compared to revenue of $27.8 million for the second quarter ended June 30, 2004. Net income for the second quarter of 2005 was $7.8 million, or $0.11 per diluted share, compared to $7.5 million, or $0.11 per diluted share for the second quarter of 2004. The company noted that the effective GAAP income tax rate for the second quarter of 2005 was 40 percent, versus six percent for the second quarter of 2004. EBITDA was $17.7 million for the second quarter of 2005, or $0.23 per diluted share, compared to $8.9 million, or $0.13 per diluted share for the second quarter of 2004.
    aQuantive operates three business segments. Segment information is as follows:

    Digital Marketing Services

    aQuantive's digital marketing services (DMS) segment, consisting of Avenue A / Razorfish, had second quarter revenue of $48.3 million, compared to 2004 second quarter revenue of $12.8 million. Operating income for the second quarter of 2005 was $7.2 million, compared to operating income of $4.7 million for the second quarter of 2004.
    Avenue A / Razorfish continued to have strong performance in all areas of the segment, including web design and development, web media and search. Client wins and project work recently announced includes Hotels.com and Mercedes-AMG.

    Digital Marketing Technologies

    aQuantive's digital marketing technologies (DMT) segment, consisting of Atlas, had revenue of $22.5 million in the second quarter of 2005, compared to revenue of $14.4 million in the second quarter of 2004. Operating income for the second quarter of 2005 was $10.0 million, compared to $5.9 million in the second quarter of 2004.
    Atlas announced its move into the digital television marketplace with the launch of Atlas On Demand. Following the launch, Atlas On Demand announced partnerships with the two leading Video On Demand technology providers, SeaChange and C-COR, to co-develop end-to-end campaign management solutions to enable advertising agencies to plan, buy, execute and measure Video On Demand advertising.

    Digital Performance Media

    aQuantive's digital performance media (DPM) segment, consisting of DRIVEpm and European-based MediaBrokers, had revenue of $6.5 million in the second quarter of 2005, compared to revenue of $665,000 in the second quarter of 2004. Operating income for the second quarter of 2005 was $1.2 million, compared to a loss of $374,000 in the second quarter of 2004.
    Both DRIVEpm and MediaBrokers contributed significantly to the steady growth of this business in the second quarter. Increased penetration with customers, specifically with agency clients, along with continued commitment to technology, sales, customer support and media inventory has positively impacted the performance of this segment.

    2005 Financial Guidance

    The company expects third quarter results as follows:

    --  Revenue of $72-$76 million

    --  Net income of $0.08-$0.11 per diluted share

    --  EBITDA of $0.22-$0.24 per diluted share

    Guidance for the full year 2005 has been increased, due to performance in the first two quarters of 2005 and improved expectations for the remainder of the year.

    The company expects full year 2005 results as follows:

    --  Revenue of $288-$298 million

    --  Net income of $0.38-$0.43 per diluted share

    --  EBITDA of $0.88-$0.92 per diluted share

    (1) EBITDA (or earnings before interest expense, net interest and other income, income tax, depreciation and amortization) is a non-GAAP financial measure. See supplemental schedule of EBITDA reconciliation to GAAP net income for the three and six months ended June 30, 2005 and 2004.

    Second Quarter 2005 Conference Call/Webcast Today at 8am PT/11am
ET

    aQuantive, Inc. will host a conference call/Webcast to discuss second quarter 2005 financial results today at 8am PT/11am ET. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. (Nasdaq:AQNT), a digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, full-service interactive agency Avenue A / Razorfish (www.avenuea-razorfish.com), Atlas (www.atlassolutions.com), a provider of digital marketing technologies and expertise, and DRIVEpm (www.drivepm.com), a performance media company, aQuantive. is positioned to bring value to any interaction in the digital marketplace. aQuantive (www.aquantive.com) is headquartered in Seattle.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the third quarter of 2005 and for the full year 2005. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risks that the company may not successfully complete the integration of companies it acquired in 2004 and that it may incur unforeseen expenses relating to such acquisitions, the risk of unforeseen changes in client online marketing and advertising budgets, unanticipated loss of clients or delays in anticipated campaigns and projects, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for the company's services, the potential failure to maintain desired client relationships or to achieve effective advertising campaigns for clients, potential deterioration or slower-than-expected development of the Internet advertising market, quarterly fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or litigation involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its quarterly report on Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.


                            aQuantive, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)
                              (unaudited)

                                                June 30,  December 31,
                                                   2005       2004
                                                --------- ------------
                    Assets

Current assets:
   Cash, cash equivalents, and short-term
    investments                                 $ 67,782     $ 59,247
   Accounts receivable, net of allowances        134,539      106,683
   Other receivables                                 660        1,486
   Prepaid expenses and other current assets       2,863        1,631
   Deferred tax asset                              7,204        7,204
                                                 --------     --------
Total current assets                             213,048      176,251

Property and equipment, net                       23,304       17,569
Goodwill and other intangible assets, net        170,724      174,071
Other assets                                       2,564        2,690
Deferred tax asset, net                           12,456       15,642

                                                 --------     --------
Total assets                                    $422,096     $386,223
                                                 ========     ========



     Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued expenses        $101,356     $ 89,608
   Pre-billed media                               15,812       15,655
   Deferred revenue                                9,128       10,394
   Other current liabilities                         600          603
                                                 --------     --------
Total current liabilities                        126,896      116,260

Notes payable                                     80,000       80,000
Other long-term liabilities                        3,826        3,466

                                                 --------     --------
Total liabilities                                210,722      199,726
                                                 --------     --------

Shareholders' equity:
   Common stock                                      640          623
   Paid-in capital                               244,717      233,898
   Accumulated deficit and other comprehensive
    income                                       (33,983)     (48,024)
                                                 --------     --------
Total shareholders' equity                       211,374      186,497

                                                 --------     --------
Total liabilities and shareholders' equity      $422,096     $386,223
                                                 ========     ========



                            aQuantive, Inc.
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                              (unaudited)

                                    Three Months     Six Months Ended
                                        Ended
                                      June 30,           June 30,
                                  ----------------- ------------------
                                     2005     2004      2005     2004
                                   -------  -------  --------  -------

Revenue                            77,189   27,849   142,186   50,491

Costs and expenses:
    Cost of revenue                 9,475    4,497    17,636    8,535
    Client support                 36,053    7,393    66,709   14,239
    Product development             2,166    1,414     4,133    2,906
    Sales and marketing             3,471    2,140     6,410    3,984
    General and administrative      9,988    4,521    17,702    8,590
    Amortization of intangible
     assets                         1,803      333     3,606      846
    Client reimbursed expenses        959        -     1,637        -
                                   -------  -------  --------  -------
        Total costs and expenses   63,915   20,298   117,833   39,100
                                   -------  -------  --------  -------
Income from operations             13,274    7,551    24,353   11,391

Interest and other income, net        257      477       527    1,057
Interest expense                      583        -     1,173        -
                                   -------  -------  --------  -------

Income before provision for
 income taxes                      12,948    8,028    23,707   12,448

Provision for income taxes          5,188      520     9,537      793

Net income                        $ 7,760  $ 7,508  $ 14,170  $11,655
                                   =======  =======  ========  =======

Basic net income per share        $  0.12  $  0.12  $   0.22  $  0.19
                                   =======  =======  ========  =======
Diluted net income per share      $  0.11  $  0.11  $   0.20  $  0.17
                                   =======  =======  ========  =======

Shares used in computing basic net
 income per share                  63,438   60,965    63,020   60,741
                                   =======  =======  ========  =======
Shares used in computing diluted net
 income per share                  75,677   69,753    74,895   69,752
                                   =======  =======  ========  =======

EBITDA

The term "EBITDA" refers to a financial measure that is defined as earnings before net interest and other income, interest expense, income taxes, depreciation and amortization. EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented EBITDA to provide additional information on the company's operations and our ability to meet future capital expenditures and working capital requirements. The following schedule reconciles EBITDA to net income on the company's consolidated statement of operations, which the company believes is the most directly comparable GAAP measure.


                                     Three Months    Six Months Ended
                                          Ended
                                        June 30,         June 30,
                                    ---------------- -----------------
(in thousands, except per share
 data)                                2005    2004     2005     2004
                                     -------  ------  -------  -------
                                       (unaudited)      (unaudited)
Net income                          $ 7,760  $7,508  $14,170  $11,655

Depreciation and amortization of
 property and equipment               2,389     803    4,380    1,546
Amortization of intangible assets     2,015     545    4,030    1,078
Interest and other income, net         (257)   (477)    (527)  (1,057)
Interest expense                        583       -    1,173        -
Provision for income taxes            5,188     520    9,537      793

                                     -------  ------  -------  -------
EBITDA                              $17,678  $8,899  $32,763  $14,015
                                     =======  ======  =======  =======

EBITDA per basic share              $  0.28  $ 0.15  $  0.52  $  0.23
                                     =======  ======  =======  =======
EBITDA per diluted share            $  0.23  $ 0.13  $  0.44  $  0.20
                                     =======  ======  =======  =======


Supplemental Schedule of Segment Information

(in
thousands)  Digital       Digital        Digital   Unallocated  Total
           Marketing     Marketing     Performance  Corporate
           Services(1) Technologies(2)   Media(3)    Expenses
           ----------- --------------- ----------- ----------- -------
                                   (unaudited)
                        Three Months ended June 30, 2005
           -----------------------------------------------------------
Revenue    $    48,252  $22,482         $ 6,455     $     -  $ 77,189

Costs and
 expenses:
 Cost of
  revenue            -    5,607           3,676         192     9,475
 Client
  support       34,836        -           1,217           -    36,053
 Product
  development        -    2,166               -           -     2,166
 Sales and
  marketing      1,082    2,389               -           -     3,471
 General and
  administrative 4,223    2,295             409       3,061     9,988
 Amortization of
  intangible
  assets             -        -               -       1,803     1,803
 Client
  reimbursed
  expenses         959        -               -           -       959
           ----------- --------------- ----------- ----------  -------
Total costs
 and expenses   41,100   12,457           5,302       5,056    63,915

           ----------- --------------- ----------- ----------  -------
Income from
 operations $    7,152  $10,025         $ 1,153     $(5,056) $ 13,274
           =========== =============== =========== ==========  =======

                         Three Months ended June 30, 2004
           -----------------------------------------------------------
Revenue    $    12,785  $14,399         $   665     $     -  $ 27,849

Costs and
 expenses:
 Cost of
  revenue            -    3,605             700         192     4,497
 Client
  support        7,102        -             291           -     7,393
 Product
  development        -    1,414               -           -     1,414
 Sales and
  marketing        179    1,961               -           -     2,140
 General and
  administrative   812    1,519              48       2,142     4,521
 Amortization of
  intangible
  assets             -        -               -         333       333
           ----------- --------------- ----------- ----------  -------
Total costs
 and expenses    8,093    8,499           1,039       2,667    20,298

           ----------- --------------- ----------- ----------  -------
Income from
 operations $    4,692  $ 5,900         $  (374)    $(2,667) $  7,551
           =========== =============== =========== ==========  =======

(in
 thousands)  Digital      Digital        Digital   Unallocated  Total
            Marketing     Marketing    Performance  Corporate
           Services(1) Technologies(2)   Media(3)    Expenses
           ----------- --------------- ----------- ----------- -------
                                   (unaudited)
                          Six  Months ended June 30, 2005
           -----------------------------------------------------------
Revenue    $    87,339  $43,123         $11,724     $     -  $142,186

Costs and
 expenses:
 Cost of
  revenue            -   10,364           6,888         384    17,636
 Client
  support       64,563        -           2,146           -    66,709
 Product
  development        -    4,133               -           -     4,133
 Sales and
  marketing      2,175    4,235               -           -     6,410
 General and
  administrative 7,361    4,090             649       5,602    17,702
 Amortization of
  intangible
  assets             -        -               -       3,606     3,606
 Client
  reimbursed
  expenses       1,637        -               -           -     1,637
           ----------- --------------- ----------- ----------  -------
Total costs
 and expenses   75,736   22,822           9,683       9,592   117,833

           ----------- --------------- ----------- ----------  -------
Income from
 operations $   11,603  $20,301         $ 2,041     $(9,592) $ 24,353
           =========== =============== =========== ==========  =======

                            Six Months ended June 30, 2004
           -----------------------------------------------------------
Revenue    $    22,647  $26,394         $ 1,450     $     -  $ 50,491

Costs and
 expenses:
 Cost of
  revenue            -    6,671           1,672         192     8,535
 Client
  support       13,745        -             494           -    14,239
 Product
  development        -    2,906               -           -     2,906
 Sales and
  marketing        356    3,628               -           -     3,984
 General and
  administrative 1,774    3,048              98       3,670     8,590
 Amortization of
  intangible
  assets             -        -               -         846       846
           ----------- --------------- ----------- ----------  -------
Total costs and
 expenses       15,875   16,253           2,264       4,708    39,100

           ----------- --------------- ----------- ----------  -------
Income from
 operations $    6,772  $10,141         $  (814)    $(4,708) $ 11,391
           =========== =============== =========== ==========  =======

(1) Digital Marketing Services includes Avenue A / Razorfish

(2) Digital Marketing Technologies includes Atlas

(3) Digital Media includes DRIVEpm and MediaBrokers



    CONTACT: aQuantive, Inc.
             Brynn Hoover, 206-816-8637 (Investor Relations)
              or
             Angela Gamba, 206-816-8245 (Public Relations)